Exhibit 23.8

[Letterhead of Snowden Mining Industry Consultants Inc.]

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS INC.

The undersigned, Snowden Mining Industry Consultants Inc., hereby states as follows:

Our firm prepared an independent technical report (the “Technical Report”), concerning mineralized material contained in the Paredones Amarillos property (study completed in 2002), for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants Inc.

By:	/s/ Alex Trueman
	Name:	Alex Trueman
	Title:	Divisional Manager, Resource Evaluation

Date: August 14, 2008